                                                                November 2, 2000


The Med-Design Corporation
2810 Bunsen Avenue
Ventura, CA  93003

         Re: Issuance of Additional Shares Pursuant to
             Registration Statement On Form S-8

Ladies and Gentlemen:

     We have acted as outside counsel to The Med-Design Corporation, a Delaware Corporation, (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an additional 182,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, to be granted under certain Warrants (the "Warrants") issued pursuant to Employment Agreements between the Company and employees Lawrence D. Ellis and Michael W. Simpson (the "Agreements").

     In so acting, we have examined originals and/or copies (certified or otherwise identified to our satisfaction) of (a) the Agreements, (b) the Warrants (c) the Amended and Restated Bylaws of the Company, and (d) such other documents, records, and instruments of the Company as are necessary or appropriate in our judgment for the purposes of this opinion.

     Based on the foregoing we are of the following opinion:

     1. The Shares, when issued in accordance with the terms of the Agreements and its subsidiary documents, will be duly authorized, validly issued, fully paid and non-assessable.

The Med-Design Corporation
S-8 Opinion
November 2, 2000
Page Two


     We are expressing the opinion above as members of the Bar of the Commonwealth of Pennsylvania and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,



                                    Robert M. Berger
RMB/jcr